Exhibit 32.1

CERTIFICATION

Pursuant to 18 United States Code Section 1350,

As adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the three months ended June 30, 2006 of ASG Consolidated LLC (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ BERNT O. BODAL
Name:	Bernt O. Bodal
Title:	Chairman and Chief Executive Officer
Date:	August 11, 2006

A signed original of this written statement required by Section 906 has been provided to ASG Consolidated LLC and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.